Exhibit 99.1  Proxy Card

REVOCABLE PROXY
COMMUNITY CAPITAL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 16, 2007 AT THE ARTS CENTER AT THE FEDERAL BUILDING, 120 MAIN STREET, GREENWOOD, SOUTH CAROLINA AT 9:00 A.M. LOCAL TIME.

The undersigned hereby appoints William G. Stevens and R. Wesley Brewer, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Community Capital Corporation, South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2007 Annual Meeting of Shareholders of Community Capital Corporation and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1.	Election of Directors:	For All	Withhold All	For All Except

	Harold Clinkscales Jr. Wayne Q. Justesen Jr. Clinton C. Lemon Jr. William G. Stevens	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in space provided below.

		For	Against	Abstain
2.	The ratification of the appointment of Elliott Davis, LLC, as our independent public accountant for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

Date
Shareholder sign above

Date
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY CAPITAL CORPORATION

THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY